CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SZM Distributors, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Nicole Sherman, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to SZM Distributors, Inc., and will be retained by SZM Distributors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Nicole Sherman
--------------------------
Nicole Sherman
Chief Executive Officer and
Chief Financial Officer
August 13, 2003